Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Volt Information Sciences, Inc. Savings plan of our reports (a) dated January 10, 2008, with respect to the consolidated financial statements and schedule of Volt Information Sciences, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Volt Information Sciences, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended October 28, 2007, filed with the Securities and Exchange Commission and (b) dated March 12, 2008 and June 6, 2008, with respect to the unaudited condensed consolidated interim financial statements of Volt Information Sciences, Inc. and subsidiaries, included in its Quarterly Reports (Forms 10-Q) for the quarters ended January 27, 2008 and April 27, 2008, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
July 30, 2008